Rule 424 (b)(3)
File No.: 333-7064
EXHIBIT A
[FORM OF FACE OF RECEIPT]
THE HOLDER OF THIS AMERICAN
DEPOSITARY RECEIPT IS NOT
ENTITLED TO EXERCISE ANY VOTING
RIGHTS WITH RESPECT TO THE
SHARES OF COMMON STOCK OF
EMPRESAS ICA SOCIEDAD
CONTROLADORA, S.A. DE C.V.
REPRESENTED BY THE ORDINARY
PARTICIPATION CERTIFICATES
REPRESENTED BY THE AMERICAN
DEPOSITARY SHARES EVIDENCED BY
THIS AMERICAN DEPOSITARY
RECEIPT.
Number	AMERICAN DEPOSITARY
SHARES (EACH REPRESENTING ONE
ORDINARY PARTICIPATION
CERTIFICATE (OR SUCH OTHER
RATIO OF AMERICAN DEPOSI-TARY
SHARES TO ORDINARY
PARTICIPATION CERTIFICATES AS
MAY RESULT FROM TIME TO TIME
FROM A DISTRIBUTION UPON OR A
CHANGE IN DEPO-SITED SECURITIES
AS PRO-VIDED IN PARAGRAPHS (9)
AND (12) OF THIS RECEIPT, RE-
SPECTIVELY), EACH ORDINARY
PARTICIPATION CERTIFICATE
REPRESENTING A FINANCIAL
INTEREST IN ONE SHARE OF
COMMON STOCK)

OVERSTAMP:  Effective April 21, 2005,
Company changed its name to Empresas
ICA, S.A. de C.V.
OVERSTAMPED:  Effective December
12, 2005, the ratio has changed from one
(1) American Depositary Share
representing (6) ordinary shares to each American Depositary Share representing twelve (12) ordinary Shares.

AMERICAN DEPOSITARY RECEIPT
evidencing
AMERICAN DEPOSITARY SHARES
representing
DEPOSITED ORDINARY
PARTICIPATION CERTIFICATES
ISSUED BY
BANCO NACIONAL DE MEXICO, S.A.,
as trustee for a Mexican trust
representing
FINANCIAL INTERESTS IN SHARES OF
A. DE C.V. COMMON STOCK OF
EMPRESAS ICA SOCIEDAD
CONTROLADORA, S.
(Incorporated under the laws of Mexico)



      THE BANK OF NEW YORK, a
New York banking corporation, as
Depositary (the Depositary), hereby certifies
that ______________ is the owner of
____________ American Depositary Shares
(ADSs), representing deposited Ordinary
Participation Certificates (CPOs) (or
evidence of rights to receive CPOs), each
CPO representing a financial interest in one
share of common stock (a Share) of
EMPRESAS ICA SOCIEDAD
CONTROLADORA, S.A. DE C.V.,
incorporated under the laws of Mexico
(sociedad anonima de capital variable) (the
Company).  The CPOs are issued by the
trust (the CPO Trust) created under the Trust
Agreement dated May 28, 1997 between the
Company, as Settlor, and Banco Nacional de
Mexico, S.A., Institucion de Banca Multiple,
Grupo Financiero Banamex Accival,
Division Fiduciaria, as trustee (the CPO
Trustee), and acknowledged by Banco
Internacional, S.A., as Common
Representative.  At the date of the Deposit
Agreement, one ADS represents one CPO
deposited under the Deposit Agreement
(hereinafter defined) with the Custodian,
which at the date of execution of the Deposit
Agreement are the principal Mexico D.F.,
Mexico offices  of Bancomer S.A. and
Nacional Financiera, S.N.C..  The terms
deposit, surrender or delivery, when used
with respect to CPOS, shall refer, where the
context requires, to an entry or entries or an
electronic transfer or transfers in an account
maintained by institutions authorized under
Mexican law to effect transfer of securities
(including, but not limited to, Indeval).
Dated:	THE BANK OF NEW YORK
                                          B
y:_______________________
                                             A
uthorized Signatory
Countersigned:
By:____________________
   Authorized Signatory
THE ADDRESS OF THE
DEPOSITARYS OFFICE IS 101
BARCLAY STREET,
NEW YORK, NEW YORK 10286.

1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (the Receipts), all issued and
to be issued upon the terms and conditions
set forth in the Deposit Agreement, dated as
of April 1, 1992, as amended and restated as
of June 30, 1997 (as amended from time to
time, the Deposit Agreement), by and
among the Company, the Depositary and all
holders from time to time of Receipts issued
thereunder (the Holders), each of whom by
accepting a Receipt agrees to become a
party thereto and becomes bound by all the
terms and provisions thereof.  The Deposit
Agreement sets forth the rights and
obligations of Holders and the rights and
duties of the Depositary in respect of CPOs
deposited thereunder and any and all other
securities, property and cash received at any
time in respect or in lieu of such CPOs and
held thereunder (such CPOs, securities,
property and cash, collectively, Deposited
Securities).  Copies of the Deposit
Agreement and the Companys Estatutos (the
Estatutos) are on file at the office of the
Depositary for the administration of its
American depositary receipt business (the
Depositarys Office) and with the Securities
and Exchange Commission.  The statements
made on the face and the reverse of this
Receipt are summaries of certain provisions
of the Deposit Agreement, and are qualified
by and subject to the detailed provisions of
the Deposit Agreement, to which reference
is hereby made.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF
DEPOSITED SECURITIES.
      Upon surrender at the Depositarys
Office of a Receipt for the purpose of
withdrawal of the Deposited Securities
represented thereby, and upon payment of
the fee of the Depositary for the surrender of
Receipts against withdrawal of the
Deposited Securities, and subject to the
terms and conditions of the Deposit
Agreement, the Estatutos and the Deposited
Securities, the Holder of such Receipt shall
be entitled to (i) with respect to the CPOs
evidenced by such Receipt, electronic
transfer, through Indeval, of such CPOs to
an account in the name of the Holder or such
other name as the Holder may direct and (ii)
physical delivery, to or upon the order of
such Holder, of any other Deposited
Securities at the time evidenced by such
Receipt.
      Delivery of such Deposited
Securities (other than the CPOs) may be
made by the delivery of certificates in the
name of such Holder or as ordered by such
Holder or by the delivery of certificates
properly endorsed or accompanied by proper
instruments of transfer.  Such delivery shall
be made, as hereinafter provided, without
unreasonable delay.
      A Receipt surrendered for such
purpose may be required by the Depositary
to be properly endorsed in blank or
accompanied by proper instruments of
transfer in blank, and the Holder thereof
shall execute and deliver to the Depositary a
written order directing the Depositary to
cause (i) the electronic transfer of the CPOs
represented by such Receipt to an account in
the name of the Holder or such other name
as the Holder may direct and (ii) cause the
Deposited Securities (other than CPOs)
being withdrawn to be delivered to or upon
the written order of a person or persons
designated in such order.  Thereupon the
Depositary shall direct the Custodian to
deliver at the Mexico City office of the
Custodian, subject to Sections 2.06, 3.01,
3.02 and 3.04 of the Deposit Agreement and
pursuant to the other terms and conditions of
the Deposit Agreement and the Estatutos, to
or upon the written order of the person or
persons designated in the order delivered to
the Depositary as above provided, the
Deposited Securities (including evidence of
transfer of the CPOs) at the time evidenced
by such Receipt, except that the Depositary
may, in its discretion, make delivery to such
person or persons at the Depositarys Office
of any evidence of transfer, cash, dividends,
distributions or rights with respect to the
Deposited Securities evidenced by such
Receipt, or of any proceeds of sale of any
such cash, dividends, distributions or rights,
which may at the time be held by the
Depositary.  At the request, risk and expense
of any Holder so surrendering a Receipt, and
for the account of such Holder, the
Depositary shall direct the Custodian to
transfer or forward any cash, rights or other
property comprising, and to forward any
certificate or certificates and other proper
documents of title for, the Deposited
Securities (including evidence of transfer of
the CPOs) evidenced by such Receipts to the
Depositary for delivery at the Depositarys
Office.  Such direction shall be given by
letter or, at the request, risk and expense of
such Holder, by cable, telex or facsimile
transmission.
3.	TRANSFER OF RECEIPTS,
COMBINATIONS AND SPLIT-
UPS OF RECEIPTS;
LIMITATIONS.
      The Depositary, subject to the terms
and conditions of the Deposit Agreement,
shall register transfers on its transfer books
from time to time of Receipts, upon any
surrender at any of its designated transfer
offices of a Receipt by the Holder in person
or by duly authorized attorney, properly
endorsed or accompanied by proper
instruments of transfer, and duly stamped as
may be required by applicable law.
Thereupon the Depositary shall execute a
new Receipt or Receipts and deliver the
same to or upon the order of the person
entitled thereto.  The Depositary, subject to
the terms and conditions of the Deposit
Agreement, shall upon surrender at any of
its designated transfer offices of a Receipt or
Receipts for the purpose of effecting a
split-up or combination of such Receipt or
Receipts, execute and deliver a new Receipt
or Receipts for any authorized number of
American Depositary Shares requested,
evidencing the same aggregate number of
American Depositary Shares as the Receipt
or Receipts surrendered.  As a condition
precedent to the execution and delivery,
registration, registration of transfer, split-up,
combination or surrender of any Receipt or
transfer and withdrawal of any Deposited
Securities, the Depositary, the Company, the
CPO Trustee or the Custodian may require
(i) payment from the Holder, the presenter
of the Receipt or the depositor of CPOs, of a
sum sufficient to reimburse it for any tax,
duty or other governmental charge payable
with respect thereto (including any such tax,
duty or other governmental charge with
respect to CPOs being deposited, to the
Receipts being issued or to the Deposited
Securities being withdrawn) and any transfer
or registration fees in effect for the
registration or registration of transfers of
CPOs generally on the CPO register of the
CPO Trust (or the appointed agent of the
CPO Trust for transfer and registration of
CPOs); (ii) payment of any applicable fees
as provided in the Deposit Agreement; (iii)
the production of proof satisfactory to it as
to the identity and genuineness of any
signature; and (iv) compliance with such
reasonable regulations, if any, as the
Depositary may establish consistent with the
provisions of the Deposit Agreement.
      Any person depositing CPOs or any
Holder of a Receipt may be required from
time to time to file with the Depositary or
the Custodian such proof of citizenship,
residence, exchange control approval, legal
or beneficial ownership or other information
relating to the registration on the books of
the CPO Trust (or the appointed agent of the
CPO Trust for transfer and registration of
CPOs) of the CPOs presented for deposit, to
execute and deliver to the Depositary or the
Custodian such certificates, and to make
such representations and warranties, as the
Depositary may deem necessary or proper or
as the Company may require by written
request to the Depositary or the Custodian.
The Depositary may withhold the delivery
or registration of transfer of any Receipt or
the distribution or sale of any dividend or
other distribution or rights or of the proceeds
thereof or the delivery of any Deposited
Securities underlying such Receipt until the
foregoing is accomplished to the
Depositarys reasonable satisfaction.
      The delivery of Receipts against
deposits of CPOs generally may be
suspended, or the delivery of Receipts
against the deposit of particular CPOs may
be withheld, or the registration of transfer of
Receipts in particular instances may be
refused, or the registration of transfer or
surrender of outstanding Receipts generally
may be suspended, during any period when
the transfer books of the Depositary, the
Share register of the Company or the CPO
register of the CPO Trust are closed, or if
any such action is deemed necessary or
advisable by the Depositary, the Company
or the CPO Trustee at any time or from time
to time because of any requirement of law or
of any government or governmental body or
commission, or any securities exchange on
which the Receipts or Shares are listed, or
under any provision of the Receipts or of the
Deposit Agreement, or for any other reason.
      Notwithstanding the foregoing
sentence or any provision of this Receipt or
the Deposit Agreement to the contrary,
Holders shall be entitled to withdraw
Deposited Securities subject only to the
conditions set forth in paragraph I(A)(1) of
the General Instructions (or any successor
provision thereto), as in effect from time to
time, to Form F-6 as prescribed by the
Commission under the Securities Act of
1933.
      The Depositary will not knowingly
accept for deposit under the Deposit
Agreement any CPOs, the Shares underlying
which, if sold by the holder thereof in the
United States (as defined in Regulation S
under the Securities Act of 1933), would be
subject to the registration provisions of the
Securities Act of 1933 unless a registration
statement is in effect as to such Shares or
such sale would be exempt from such
registration provisions.  The Depositary
shall comply with written instructions of the
Company not to accept for deposit under the
Deposit Agreement any CPOs identified in
such instructions at such times and under
such circumstances as may be specified in
such instructions in order to facilitate the
Companys compliance with the securities
laws of the United States.
      The Depositary may issue Receipts
against rights to receive CPOs from the CPO
Trust (or the appointed agent of the CPO
Trust for transfer and registration of CPOs).
No such issue of Receipts will be deemed a
Pre-release subject to the restrictions of the
following paragraph.
      Unless requested by the Company to
cease doing so, the Depositary may (but is
not required to) issue from time to time
Receipts prior to the delivery to it or the
Custodian for deposit, pursuant to Section
2.02 of the Deposit Agreement, of the CPOs
in respect of which such Receipts are issued
(each such issue a Pre-release).  The
Depositary will not make a Pre-release of
any Receipts (each a Pre-release Receipt)
unless (a) such Pre-released Receipts are, at
all times, fully collateralized (such collateral
marked to market daily) with cash or United
States government securities, (b) the
applicant for such Pre-released Receipts
represents in writing that it, or its customer,
is the beneficial owner of the CPOs to be
remitted, assigns all beneficial right, title
and interest in such CPOs to the Depositary
for the benefit of the Holders and agrees in
effect to hold such CPOs for the account of
the Depositary until delivery of the same (or
Receipts representing the same) upon the
Depositarys request and (c) such Pre-release
is terminable by the Depositary on no more
than five (5) business days notice.  A Pre-
release may be subject to such further
indemnities and credit regulations as the
Depositary deems appropriate.  The
Depositary will normally limit the aggregate
number of Pre-released Receipts outstanding
at any one time to thirty percent (30%) of
the American Depositary Shares outstanding
(without giving effect to American
Depositary Shares evidenced by outstanding
Pre-released Receipts); provided, however,
that the Depositary reserves the right to
change or disregard such limit from time to
time as it deems appropriate.  The
Depositary will also set limits with respect
to the number of Pre-released Receipts
involved in transactions to be done under the
Deposit Agreement with any one person on
a case by case basis as it deems appropriate.
The collateral referred to in clause (a) above
shall be held by the Depositary for the
benefit of Holders as security for the
performance of the obligations to deliver
CPOs set forth in clause (b) above (and shall
not, for the avoidance of doubt, constitute
Deposited Securities under the Deposit
Agreement).  The Depositary may, however
retain for its own account any earnings on
such collateral and any other compensation
received by it in connection with a Pre-
release.
4.	LIABILITY OF HOLDER FOR
TAXES.
      Any tax, duty or other governmental
charge or expense payable by the Custodian,
the Depositary or the nominee or nominees
of either as the registered holder of any
Deposited Securities underlying this Receipt
shall be payable by the Holder hereof, who
shall pay the amount thereof to the
Depositary.  The Depositary may refuse to
effect any registration of transfer of this
Receipt or any transfer and withdrawal of
Deposited Securities underlying this Receipt
until such payment is made, and may
withhold any cash dividends or other cash
distributions constituting Deposited
Securities underlying this Receipt, or may
sell for the account of the Holder hereof any
part or all of the other Deposited Securities
underlying this Receipt, and may apply such
cash or the proceeds of any such sale in
payment of any such tax, duty or other
governmental charge or expense (and any
taxes and expenses arising or incurred as a
result of effecting any such sale), the Holder
hereof remaining liable for any deficiency.
5.	WARRANTIES ON DEPOSIT OF
CPOS.
      Every person depositing CPOs under
the Deposit Agreement shall be deemed
thereby to represent and warrant that such
CPOs are validly issued and outstanding,
fully paid, non-assessable and free of
preemptive rights, and that the person
making such deposit is duly authorized so to
do.  Every such person (other than the
Company) shall also be deemed to represent
that the deposit of CPOs or the sale of the
Receipts issued upon such deposit is not
restricted under the securities laws of the
United States.  All such representations and
warranties shall survive the deposit or
withdrawal of CPOs and issuance or
cancellation of Receipts therefor.
6.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The following charges shall be
incurred by any party depositing or
withdrawing CPOs or by any Holder
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.03 of the
Deposit Agreement), whichever applicable,
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers of CPOs generally on the CPO
register of the CPO Trust (or the appointed
agent of the CPO Trust for transfer and
registration of CPOs) and applicable to
transfers of CPOs to the name of the
Depositary or its nominee or the Custodian
or its nominee on the making of deposits or
withdrawals under the Deposit Agreement,
(3) such cable, telex and facsimile
transmission expenses as are expressly
provided in the Deposit Agreement, (4) such
expenses as are incurred by the Depositary
in the conversion of foreign currency into
U.S. dollars pursuant to Section 4.05 of the
Deposit Agreement, (5) a fee not in excess
of $5.00 or less per 100 ADSs (or portion
thereof) for the execution and delivery of
Receipts pursuant to Section 2.03, the
execution and delivery Receipts pursuant to
Section 4.03 and the surrender of Receipts
pursuant to Section 2.05 of the Deposit
Agreement and (6) a fee for the distribution
of proceeds pursuant to Section 4.04 of the
Deposit Agreement, such fee (to be
deducted from such proceeds) being in an
amount equal to the fee for the issuance of
ADSs referred to above which would have
been charged as a result of the deposit by
Holders of CPOs received in exercise of
rights distributed to them pursuant to
Section 4.04 of the Deposit Agreement but
which rights are instead sold by the
Depositary, and the net proceeds distributed.
7.	TITLE TO RECEIPTS.
      It is a condition of this Receipt, and
every successive Holder hereof by accepting
or holding this Receipt consents and agrees,
that title to this Receipt (and to the ADSs
evidenced hereby), when properly endorsed
or accompanied by proper instruments of
transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument; provided, however, that the
Company, the CPO Trustee and the
Depositary, notwithstanding any notice to
the contrary, may treat the Holder thereof as
the absolute owner hereof for the purpose of
determining the person entitled to any
distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement, and for all other
purposes.
8.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose unless
executed by the Depositary by the manual
signature of a duly authorized signatory or,
if a Receipt Registrar shall have been
appointed, by the manual signature of a duly
authorized signatory of such Receipt
Registrar or any co-registrar.
[FORM OF REVERSE OF RECEIPT]
9.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary shall
receive any cash dividend or other cash
distribution by the Company in respect of
any Deposited Securities, the Depositary
shall, subject to the provisions of Section
4.05 of the Deposit Agreement, as soon as
possible convert such dividend or
distribution into U.S. dollars and shall
distribute as soon as possible the amount
thus received to the Holders entitled thereto,
in proportion to the number of American
Depositary Shares representing such
Deposited Securities held by them
respectively; provided, however, that in the
event that the Company, the CPO Trustee,
the Depositary or the Custodian shall be
required to withhold and does withhold from
any cash dividend or other cash distribution
in respect of any Deposited Securities an
amount on account of taxes, the amount
distributed to the Holder of Receipts for
ADSs representing such Deposited
Securities shall be reduced accordingly.  The
Depositary shall distribute only such
amount, however, as can be distributed
without distributing to any Holder a fraction
of one cent, and any balance not so
distributable shall be held by the Depositary
(without liability for interest thereon) and
shall be added to and become part of the
next sum received by the Depositary for
distribution to Holders of Receipts then
outstanding.
      Subject to the applicable provisions
of the Deposit Agreement, whenever the
Depositary shall receive any distribution
other than cash or CPOs or rights to
subscribe to additional CPOs or Shares
underlying CPOs upon any Deposited
securities, the Depositary shall cause the
securities or property received by it to be
distributed promptly to the Holders entitled
thereto, in proportion to the number of
ADSs representing such Deposited
Securities held by them, respectively, in any
manner that the Depositary may deem
equitable and practicable for accomplishing
such distribution; provided, however, that if
in the opinion of the Depositary such
distribution cannot be made proportionately
among the Holders entitled thereto, or if for
any other reason (including any securities
law requirement or any requirement that the
Company, the CPO Trustee or the
Depositary or the Custodian withhold an
amount on account of taxes) the Depositary
deems such distribution not to be feasible,
the Depositary may adopt such method as it
may deem equitable and practicable for the
purpose of effecting such distribution,
including the sale (at public or private sale)
of the securities or property thus received, or
any part thereof, and the net proceeds of any
such sale shall be distributed by the
Depositary to the Holders entitled thereto as
in the case of a distribution received in cash.
      If any distribution upon any
Deposited Securities consists of a dividend
in, or free distribution of, CPOs (including
Shares underlying the CPOs), subject to the
applicable provisions of the Deposit
Agreement, the Depositary may, with the
approval of the Company and the CPO
Trustee, and shall, if the Company shall so
request, distribute promptly to the Holders
of outstanding Receipts entitled thereto, in
proportion to the number of ADSs
representing such Deposited Securities held
by them, respectively, additional Receipts
for an aggregate number of ADSs
representing the number of CPOs received
as such dividend or distribution.  In lieu of
delivering Receipts for fractional ADSs in
any such case, the Depositary shall sell the
amount of CPOs or request the CPO Trustee
to sell the number of Shares underlying such
CPOs, represented by the aggregate of such
fractions and distribute promptly the net
proceeds, all in the manner and subject to
the conditions described in Section 4.02 of
the Deposit Agreement.  If additional
Receipts are not so distributed, each ADS
shall thenceforth also represent the
additional CPOs distributed upon the
Deposited Securities represented thereby.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities an option to elect
to receive dividends in fully paid CPOs
(including Shares underlying the CPOs)
instead of cash, the Depositary and the
Company agree to consult to determine
whether such option will be made available
to the Holders of Receipts and, if such
option is to be made available to Holders,
the procedures to be followed.
      In the event that the Company shall
offer or cause to be offered to the Holders of
any Deposited Securities any rights to
subscribe for additional CPOs (including
right to subscribe for additional Shares
underlying CPOs) or any rights of any other
nature, the Depositary shall, after
consultation with the Company, have
discretion as to the procedure to be followed
in making such rights available to the
Holders of Receipts or in disposing of such
rights on behalf of such Holders and making
the net proceeds available in U.S. dollars to
such Holders; provided, however, that the
Depositary will, if requested by the
Company, take action as follows (i) if at the
time of the offering of any rights the
Depositary determines that it is lawful and
feasible to make such rights available to
Holders by means of warrants or otherwise,
the Depositary shall distribute promptly
warrants or other instruments therefor in
such form as it may determine to the
Holders entitled thereto, in proportion to the
number of ADSs representing such
Deposited Securities held by them,
respectively, or employ such other method
as it may deem feasible in order to facilitate
the exercise, sale or transfer of rights by
such Holders; or (ii) if at the time of the
offering of any rights the Depositary
determines that it is not lawful or not
feasible to make such rights available to
Holders by means of warrants or otherwise,
or if the rights represented by such warrants
or such other instruments are not exercised
and appear to be about to lapse, the
Depositary will use its best efforts to sell
such rights or such warrants or other
instruments at public or private sale, at such
place or places and upon such terms as it
may deem proper, and will allocate the
proceeds of such sales for account of the
Holders otherwise entitled to such rights,
warrants or other instruments, upon an
averaged or other practicable basis without
regard to any distinctions among such
Holders because of exchange restrictions,
the date of delivery of any Receipt or
Receipts or otherwise.
      If a registration statement under the
Securities Act of 1933 is required with
respect to the securities to which any rights
relate in order for the Company to offer such
rights to Holders and sell the securities
represented by such rights, the Depositary
will not offer such rights to Holders having
an address in the United States (as defined in
Regulation S) unless and until such a
registration statement is in effect, or unless
the offering and sale of such securities and
such rights to such Holders are exempt from
registration under the provisions of such
Act.
      Whenever the Depositary shall
receive foreign currency, by way of
dividends or other distributions or as the net
proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into U.S. dollars and the resulting U.S.
dollars transferred to the United States, the
Depositary shall convert or cause to be
converted, by sale or in any other manner
that it may determine, such foreign currency
into U.S. dollars, and such U.S. dollars shall
be distributed as soon as possible to the
Holders entitled thereto or, if the Depositary
shall have distributed any warrants or other
instruments which entitle the holders thereof
to such U.S. dollars, then to the holders of
such warrants and/or instruments, as
applicable, upon surrender thereof for
cancellation.  Such distribution may be
made upon an averaged or other practicable
basis without regard to any distinctions
among Holders on account of exchange
restrictions or otherwise and shall be net of
any expenses of conversion into U.S. dollars
incurred by the Depositary as provided in
Section 5.09 of the Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall promptly file such
application for approval or license, if any, as
it may deem desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary is not
convertible on a reasonable basis into U.S.
dollars transferable to the United States, or if
any approval or license of any government
or agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute
the foreign currency (or an appropriate
document evidencing the right to receive
such foreign currency) received by the
Depositary to, or in its discretion may hold
such foreign currency uninvested and
without liability for interest thereon for the
respective accounts of, the Holders entitled
to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some Holders
entitled thereto, the Depositary may in its
discretion make such conversion and
distribution in U.S. dollars to the extent
permissible to the Holders entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance for the respective
accounts of, the Holders entitled to receive
the same uninvested and without liability for
interest thereon.
10.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued,
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of CPOs that
are represented by each ADS, or whenever
the Depositary shall receive notice of any
meeting of holders of CPOs (including
notices of any meeting of holders of the
Shares underlying the CPOs) or other
Deposited Securities, the Depositary shall,
after consultation with the Company or the
CPO Trustee, as the case may be, fix a
record date, which date shall, to the extent
practicable, be the same as the record date
fixed by the Company or the CPO Trustee,
as the case may be, for the determination of
the Holders who shall be entitled to receive
such dividend, distribution or rights, or the
net proceeds of the sale thereof, or to give
instructions for the exercise of voting rights
at any such meeting or to receive ADSs that
will represent the changed number of CPOs.
Subject to the provisions of sections 4.01
through 4.04 of the Deposit Agreement and
to the other terms and conditions of the
Deposit Agreement, the Holders on such
record date shall be entitled to receive the
amount distributable by the Depositary with
respect to such dividend or other distribution
or such rights or the net proceeds of sale
thereof or to give voting instructions in
proportion to the number of ADSs held by
them, respectively.
11.	VOTING OF DEPOSITED
SECURITIES.
      UNLESS THE DEPOSITARY
RECEIVES WRITTEN NOTICE FROM
THE COMPANY TO THE CONTRARY,
HOLDERS OF ADSs WILL NOT BE
ENTITLED TO INSTRUCT THE
DEPOSITARY AS TO THE EXERCISE
OF VOTING RIGHTS PERTAINING
TO SHARES.  Upon receipt of notice of
any meeting or solicitations of consents of
Holders of CPOs or other Deposited
Securities, the Depositary shall, as soon as
practicable thereafter and, to the extent
permitted by law, mail to the Holders a
notice which shall contain (a) such
information as is contained in such notice of
meeting, (b) if such notice or solicitation
pertains to any Deposited Security other
than Shares, a statement that each Holder at
the close of business on a specified record
date will be entitled, subject to any
applicable provisions of law or the CPO
Trust and of the Estatutos and the Deposited
Securities, to instruct the Depositary as to
the exercise of voting rights pertaining to the
Deposited Securities represented by the
ADSs evidenced by such Holders Receipts
and a brief statement as to the manner in
which such instructions may be given,
including an express indication that
instructions may be given to the Depositary
to give a discretionary proxy to a person or
persons designated by the CPO Trustee and
(c) if such notice or solicitation pertains to
Shares, a statement that, pursuant to the
provisions of the CPOs and the CPO Trust,
the Holders may not vote the Shares
underlying the CPOs and that all of the
Shares underlying the CPOs shall be voted
by the CPO Trust in the same manner as the
majority of all Shares that are not held in the
CPO Trust and that are voted at the relevant
meeting.  Upon the written request of a
Holder of a Receipt on such record date,
received on or before the date established by
the Depositary for such purpose, the
Depositary shall endeavor insofar as
practicable to vote or cause to be voted the
amount of Deposited Securities represented
by the ADSs evidenced by such Receipt in
accordance with the instructions set forth in
such request.  The Depositary agrees not to
vote the amount of Deposited Securities
represented by the ADSs evidenced by a
Receipt unless it receives instructions from
the Holder of such Receipt.
12.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      Upon any change in par value, split-
up, consolidation or any other
reclassification of Deposited Securities, or
upon any recapitalization, reorganization,
merger or consolidation or sale of assets
affecting the Company or to which it is a
party, any securities which shall be received
by the Depositary or the Custodian in
exchange for or in conversion of or in
respect of Deposited Securities shall be
treated as new Deposited Securities under
the Deposit Agreement, and ADSs shall
thenceforth represent the right to receive the
new Deposited Securities so received in
exchange or conversion, unless additional
Receipts are delivered pursuant to the
following sentence.  In any such case, the
Depositary may with the approval of the
Company, and shall if the Company shall so
request, execute and deliver additional
Receipts as in the case of a dividend of
CPOs, or call for the surrender of
outstanding Receipts to be exchanged for
new Receipts specifically describing such
Deposited Securities.
13.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Depositary shall make available
for inspection by Holders at the Depositarys
Office or at any other designated transfer
offices, English language versions of any
reports and communications received from
the Company or the CPO Trustee which are
both (a) received by the Depositary or the
Custodian or the nominee of either of them
as the holder of the Deposited Securities or
by the CPO Trustee as the holder of the
Shares underlying the CPOs, and (b) made
generally available to the holders of such
Deposited Securities (including the Shares
underlying the CPOs) by the Company or
the CPO Trustee.  The Depositary shall also
send to Holders English language versions
of such reports when furnished by the
Company as provided in Section 5.06 of the
Deposit Agreement.  The Depositary will
keep books at such transfer office for the
registration of Receipts and their transfer
which at all reasonable times will be open
for inspection by the Holders, the CPO
Trustee and the Company, provided that
such inspection shall not be for the purpose
of communicating with Holders in the
interest of a business or object other than the
business of the Company or a matter related
to the Deposit Agreement, the Receipts, the
CPOs, the Shares or the Estatutos.
14.	WITHHOLDING.
      Notwithstanding any other provision
of the Deposit Agreement, if the Depositary
determines that any distribution in property
(including CPOs, and rights to subscribe
therefor) is subject to any tax which the
Depositary is obligated to withhold, the
Depositary may dispose of all or a portion of
such property (including CPOs, and rights to
subscribe therefor) in such amounts and in
such manner as the Depositary deems
necessary and practicable to pay such taxes,
by public or private sale, and the Depositary
shall distribute the net proceeds of any such
sale or the balance of any such property after
deduction of such taxes to the Holders
entitled thereto in the manner described in
Sections 4.01 and 4.02 of the Deposit
Agreement.
15.	LIABILITY OF THE
DEPOSITARY V. THE
COMPANY AND THE CPO
TRUSTEE.
      Neither the Depositary nor the
Company nor the CPO Trustee, nor any of
their respective directors, employees, agents
or affiliates shall incur any liability to any
Holder of this Receipt if, by reason of any
provision of any present or future law of the
United States, the United Mexican States or
any country or of any governmental or
regulatory authority or stock exchange, or
by reason of any provision, present or
future, of the Estatutos, the CPO Trust
Agreement, the CPO Deeds or the Deposited
Securities or by reason of any act of God or
war or other circumstance beyond its
control, the Depositary or the Company or
the CPO Trustee or any of their respective
directors, employees, agents or affiliates
shall be prevented or forbidden from or be
subject to any civil or criminal penalty on
account of doing or performing any act or
thing which by the terms of the Deposit
Agreement it is provided shall be done or
performed; nor shall the Depositary or the
Company or the CPO Trustee or any of their
respective directors, employees, agents or
affiliates incur any liability to any Holder by
reason of any non-performance or delay,
caused as aforesaid, in performance of any
act or thing which by the terms of the
Deposit Agreement it is provided or
contemplated shall or may be done or
performed, or by reason of any exercise of,
or failure to exercise, any discretion
provided for in the Deposit Agreement or
the Estatutos, or the CPO Trust Agreement
or the CPO Deeds.
      The Depositary assumes no
obligation nor shall it be subject to any
liability under the Deposit Agreement to
Holders (including, without limitation,
liability with respect to the validity or worth
of the Deposited Securities), except that it
agrees to use its reasonable efforts exercised
in good faith in the performance of such
duties as are specifically set forth in the
Deposit Agreement.  The Company assumes
no obligation nor shall it be subject to any
liability under the Deposit Agreement to
Holders, except that it agrees to use its
reasonable efforts exercised in good faith in
the performance of its obligations set forth
in the Deposit Agreement.
      Neither the Depositary nor the
Company shall be under any obligation to
appear in, prosecute or defend any action,
suit or other proceeding in respect of any
Deposited Securities or in respect of the
Receipts, which in its opinion may involve it
in expense or liability, unless indemnity
satisfactory to it against all expense and
liability be furnished as often as may be
required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any governmental authority,
any person presenting CPOs for deposit, any
Holder, or any other person believed by it in
good faith to be competent to give such
advice or information.  The Depositary shall
not be responsible for any failure to carry
out any instructions to vote any of the
Deposited Securities or for the manner in
which any such vote is cast or the effect of
any such vote, provided that any such action
or non-action is in good faith.  Subject to the
Estatutos and the Deposit Agreement, the
Depositary may own and deal in any class of
securities of the Company and its affiliates
and in Receipts.  The Depositary shall not be
liable to Holders for any acts or omissions
made by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with any
matter arising wholly after the removal or
resignation of the Depositary, provided that
the Depositary exercised its best judgment in
good faith while it acted as Depositary.
      The Company has agreed to
indemnify the Depositary and the Custodian
from and against any liability or expense
(including reasonable fees and expenses of
counsel) which may arise out of any
registration with the Commission of
Receipts, ADSs or Deposited Securities or
the offer or sale thereof in the United States
or out of acts performed or omitted in
accordance with the provisions of the
Deposit Agreement and of this Receipt, as
the same may be amended, modified or
supplemented from time to time, (i) by
either the Depositary or the Custodian,
except for any liability or expense arising
out of the negligence or bad faith of, or
breach of the Deposit Agreement or any
other agreement with the Company relating
to the facility created thereby, either of
them, and, except to the extent that such
liability or expense arises out of information
relating to the Depositary or the Custodian,
as applicable, furnished in writing to the
Company by the Depositary or the
Custodian, as applicable, expressly for use
in any registration statement, proxy
statement, prospectus (or placement
memorandum) or preliminary prospectus (or
preliminary placement memorandum)
relating to the CPOs represented by the
ADSs or the Shares represented thereby, or
omissions from such information or (ii) by
the Company or any of its agents.
      The indemnities contained in the
Deposit Agreement and described in the
preceding paragraph shall not extend to any
liability or expense which may arise out of
any Pre-release (it being understood, for the
avoidance of doubt, that the foregoing shall
not apply to any liability or expense which
may arise out of any misstatement or alleged
misstatement or omission or alleged
omission in any registration statement,
proxy statement, prospectus (or placement
memorandum) or preliminary prospectus (or
preliminary placement memorandum)
relating to the offer or sale of ADSs, except
to the extent arising out of breach by the
Depositary or the Custodian of Section 2.09
of the Deposit Agreement or to the extent
any such liability or expense arises out of
information relating to the Depositary or the
Custodian, as applicable, furnished in
writing to the Company by the Depositary or
Custodian, as applicable, expressly for use
in any of the foregoing documents, or
omissions from such information).
      The Depositary has agreed to
indemnify the Company and to hold it
harmless from any liability or expense
(including fees and expenses of counsel)
which may arise out of (i) acts performed or
omitted to be performed by the Depositary
or Custodian due to their negligence or bad
faith or (ii) breach of the Deposit Agreement
or (iii) any Pre-release (it being understood,
for the avoidance of doubt, that the
indemnity contained in this clause (iii) does
not extend to any liability or expense arising
out of or in connection with any
misstatement or omission or alleged
misstatement or omission relating to the
description of the Deposit Agreement or the
facility created thereby in any document
filed with the Commission, except to the
extent that such liability or expense arises
out of or is in connection with any
misstatement or omission in any information
relating to the Depositary or the Custodian,
as the case may be, furnished in writing to
the Company by the Depositary or the
Custodian, as the case may be, for use in
such document).
16.	RESIGNATION AND REMOVAL
OF DEPOSITARY.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
hereinafter provided.  The Depositary may
at any time be removed by the Company by
written notice of such removal, effective
upon the appointment of a successor
depositary and its acceptance of such
appointment provided in the Deposit
Agreement.
17.	AMENDMENT OF DEPOSIT
AGREEMENT AND RECEIPTS.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes
(including, without limitation, stamp taxes)
and other governmental charges), or which
shall otherwise prejudice any substantial
existing right of Holders of Receipts, shall,
however, not become effective as to
outstanding Receipts until the expiration of
thirty (30) days after notice of such
amendment shall have been given to the
Holders of outstanding Receipts, provided
that any amendments which do not impose
or increase any fees or charges to be borne
by Holders shall be deemed not to prejudice
any substantial rights of Holders.  Every
Holder of a Receipt at the time any such
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt,
to consent and agree to such amendment and
to be bound by the Deposit Agreement or
the Receipts, or both of them, as applicable,
as amended thereby.  In no event shall any
amendment impair the right of the Holder of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby, except in order to
comply with mandatory provisions of
applicable law.
18.	TERMINATION OF THE
DEPOSIT AGREEMENT.
      The Depositary shall at any time at
the direction of the Company (which shall
be confirmed in writing) terminate the
Deposit Agreement by mailing notice of
such termination to the Holders of all
Receipts then outstanding at least thirty (30)
days prior to the date fixed in such notice for
such termination.  The Depositary may
terminate the Deposit Agreement if at any
time ninety (90) days shall have expired
after the Depositary shall have delivered to
the Company a written notice of its election
to resign and a successor depositary shall
not have been appointed and accepted its
appointment as provided in section 5.04 of
the Deposit Agreement, such termination to
become effective by the Depositary mailing
notice of such termination to Holders of all
Receipts then outstanding at least thirty (30)
days prior to the date fixed in such notice for
such termination.  If any Receipts remain
outstanding after the date of termination of
the Deposit Agreement, the Depositary
thereafter shall discontinue the registration
of transfers of Receipts, shall suspend the
distribution of dividends to the Holders
thereof, and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the
Depositary shall, in accordance with and
subject to the provisions of the Deposit
Agreement, (a) continue to collect dividends
and other distributions pertaining to
Deposited Securities, (b) sell rights as
provided in the Deposit Agreement and (c)
continue to deliver Deposited Securities,
together with any dividends or other
distributions received with respect thereto
and the net proceeds of the sale of any rights
or other property, in exchange for Receipts
surrendered to the Depositary.  At any time
after the expiration of two years from the
date of termination, the Depositary may sell
the Deposited Securities then held by it
under the Deposit Agreement and may
thereafter hold the uninvested net proceeds
of any such sale, together with any other
cash then held by it thereunder,
unsegregated and without liability for
interest, for the pro rata benefit of the
Holders of Receipts which have not
theretofore been surrendered, such Holders
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash, after deducting, in each case, the
applicable fees and expenses of the
Depositary and applicable taxes or
governmental charges and except as
provided in Section 5.08 of the Deposit
Agreement.  Upon the termination of the
Deposit Agreement, the Company shall be
discharged from all obligations under the
Deposit Agreement except for its obligations
to the Depositary under Sections 5.08 and
5.09 thereof.
19.	DISCLOSURE OF INTERESTS.
      To the extent that provisions of or
governing any Deposited Securities
(including, in the case of CPOs, the Shares
underlying such CPOs), the Estatutos or
applicable law may require the disclosure of
beneficial or other ownership of Deposited
Securities, other CPOs and other securities
to the Company or the CPO Trustee and
provide for blocking of Holders transfer and
voting or other rights to enforce such
disclosure or limit such ownership, the
Depositary shall use its best efforts to
comply with Company or CPO Trustee
instructions, as the case may be, as to
Receipts in respect of any such enforcement
or limitation.  Holders shall comply with all
such disclosure requirements and shall
cooperate with the Depositarys compliance
with such instructions and by their holding
of Receipts are deemed to consent to any
such limitation or blocking of rights.
20.	CERTAIN DEFINITIONS.
      Terms used in this Receipt which are
not otherwise defined shall have the
respective meanings ascribed to them in the
Deposit Agreement.
21.	HEADINGS.
      Headings contained herein are
included for convenience only and are not to
be used in construing or interpreting any
provision hereof.
22.	GOVERNING LAW.
      The Deposit Agreement and this
Receipt shall be interpreted with, and all
rights thereunder and hereunder and
provisions thereof and hereof shall be
governed by, the laws of the State of New
York.
23.	AVAILABLE INFORMATION
TO THE COMMISSION.
      The Company is subject to the
periodic reporting requirements of the
Securities Exchange Act of 1934, and
accordingly, is required to file certain
reports with the Commission.  Such reports
and other information may be inspected and
copied at the public reference facilities
maintained by the Commission, located as
of the date of the Deposit Agreement at
Judiciary Plaza, 450 Fifth Street, N.W.,
Washington, D.C. 20549.
24.	THE CPO TRUST.
      Banco Nacional de Mexico, S.A.,
Institucion de Banca Multiple, Grupo
Financiero Banamex Accival, Division
Fiduciaria is CPO Trustee under the Trust which was created under the Foreign
Investment Law, in order to permit non-
Mexican investment in the Company by
removing voting rights otherwise
appertaining to such investments without affecting the economic consequences of such investments. The CPO Trust operates through Indeval, the central depositary for participants trading on the Mexican
Securities Exchange, which maintains
ownership records of the CPOs in book
entry form. The principal executive office of the CPO Trustee is located as of the date of the Deposit Agreement at Paseo de la
Reforma No. 404, Piso 13, Col. Juarez
06600, Mexico D.F., Mexico. The terms of the CPO Trust, upon which the Shares may be deposited and CPOs issued, are briefly described as follows (which description is qualified by and subject to the terms of the CPO Trust, copies of which in Spanish and in an English translation are on file at the Depositarys Office, the office of the Custodian and at any other designated transfer office for Receipts): (i) each CPO represents a financial interest in one Share;
(ii) the CPOs have no voting rights, except as discussed in (vii) below; (iii) dividends on the Shares are credited to CPO holders accounts by Indeval upon receipt thereof from the Company; (iv) CPO holders will be informed and have access to materials at the same time as direct holders of Shares; (v) except for voting rights, any rights pertaining to the Shares are transferred to CPO holders through Indeval at the same time as direct holders of Shares receive any such rights; (vi) any securities resulting from dividends, splits or plans of reorganization are distributed to CPO holders through Indeval at the same time as direct holders of Shares receive such securities (but only in the form of CPOs, to the extent available);
(vii) the CPO Trust may be terminated
following instructions from the Technical
Committee of the CPO Trust, after a
resolution has been adopted at a meeting by holders of a majority of CPOs and must be terminated after 30 years (unless rolled into new trusts under similar terms); (viii) only
CPO holders who are Mexican nationals
may obtain title to Shares upon surrender of title to CPOs; (ix) Indeval participants may confirm their position on the CPO Trusts transfer books through Indeval but may not inspect same or obtain any list of holders of CPOs; and (x) the CPO Trust does not limit the liability of the CPO Trustee. Fees or charges payable to the CPO Trustee are not charged against CPO holders.




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